UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

COLE CREDIT PROPERTY TRUST III, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

COLE CREDIT PROPERTY TRUST III, INC.

IMPORTANT INFORMATION REGARDING ANNUAL MEETING OF STOCKHOLDERS

June 7, 2012

Dear Stockholder:

The 2012 Annual Meeting of Stockholders of Cole Credit Property Trust III, Inc. (the “Company”) has been adjourned to Tuesday, June 26, 2012, at 11:00 a.m., Phoenix time, at the Company’s offices located at 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016. The Company originally convened the meeting on May 31, 2012, but did not have sufficient votes present, in person or by proxy, to have a quorum. Accordingly, the meeting was adjourned in order to permit the continued solicitation of proxies.

According to our latest records, we have not received your proxy vote. Your vote is important, no matter how many shares you own. We cannot hold the Annual Meeting on June 26th unless stockholders holding at least 50% of our shares either attend the meeting or vote by proxy. By voting now, you will remove your name from our calling list.

Voting is quick and easy. We encourage you to vote now using one of these options:

1. Vote by Touch-Tone Phone at 1-866-977-7699

Please call the toll-free number printed above and follow the recorded instructions. The service is available 7 days a week, 24 hours a day. Please note that for telephone voting you will need your control number, which is located on the enclosed proxy card. (Please note that even though the proxy card reflects the original meeting date, it remains valid for adjournments of the meeting.)

2. Vote by Internet

Please visit www.eproxy.com/cole and follow the online instructions. Please note that for internet voting you will need your control number, which is located on the enclosed proxy card.

3. Vote by Mail

Please mail your signed proxy card(s) in the enclosed postage-paid envelope.

Please take the time now to cast your vote and help limit the expense of further proxy solicitation. If you have already voted, thank you for your response. If you have any questions please feel free to call us at 1-888-409-4185.

We appreciate your continued interest and support of the Company.

Sincerely,

Christopher H. Cole

Chairman, President and

Chief Executive Officer